Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption "Experts" and to use of our report dated March 18, 2022, in Amendment No.1 to Registration Statement (Form S-1 No. 333-264324) and the related prospectus of Innovid Corp., with respect to the consolidated financial statements of Innovid Corp. as of December 31, 2021 and for the year ended December 31, 2021.

April 28, 2022	/S/ Kost Forer Gabbay & Kasierer

A Member of Ernst & Young Global
Tel-Aviv, Israel